                                                                    EXHIBIT 10.9

                          MEMORANDUM OF UNDERSTANDING


                                 by and among


                             VDC CORPORATION LTD.,


                                   as Buyer,


                                      and


                           PORTACOM WIRELESS, INC.,


                                   as Seller


                                      and


                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                          OF PORTACOM WIRELESS, INC.


                                 June 8, 1998

                          MEMORANDUM OF UNDERSTANDING
                          ---------------------------

          This MEMORANDUM OF UNDERSTANDING (the "MOU") is made as of the 8th day of June, 1998, by and among VDC CORPORATION LTD., a Bermuda corporation ("Buyer"), PORTACOM WIRELESS, INC., a Delaware corporation ("Seller") and the OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF PORTACOM WIRELESS, INC. (the "Committee").

                                  WITNESSETH:

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and conditions hereafter set forth, certain of the assets of Seller as described herein; and

          WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of March 23, 1998 (the "Prior Agreement"), as amended by two Stipulations and Orders in Lieu of Objection, dated as of April 3, 1998 and April 23, 1998, respectively (collectively, the "Stipulations") and by an Escrow Agreement among Seller, Buyer, the Committee and Klehr, Harrison, Harvey, Branzburg & Ellers, LLP ("Escrow Agreement"), which Prior Agreement, as amended (the "Amended Agreement"), superseded in its entirety the Asset Purchase Agreement between Seller and Buyer dated as of November 25, 1997, as amended as of February 16, 1998, concerning the subject matter hereof; and

          WHEREAS, on March 23, 1998, Seller filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") before the United States Bankruptcy Court for the District of Delaware (or any other tribunal exercising jurisdiction over the Seller and property of its estate, the "Court"); and

          WHEREAS, Seller remains in possession of its property and in control of its business pursuant to (S)(S) 1107 and 1108 of the Bankruptcy Code; and

          WHEREAS, Seller and Buyer are parties to a Loan Agreement, Security Agreement and Pledge Agreement, entered into on November 10, 1997, whereby Buyer extended to Seller prior to the commencement of the case the principal sum of $366,725 (together with all accrued interests, costs and fees, the "Pre-Petition Indebtedness"); and

          WHEREAS, Seller and Buyer are parties to a Debtor In Possession Loan, Security and Pledge Agreement (the "DIP Financing Agreement"), entered into after the commencement of the case, and approved by the Court on an interim basis on April 3, 1998, and by a final order entered on or about April 23, 1998, as amended by the Stipulations, whereby Buyer agreed to advance to Seller the principal amount up to an additional $18,000, subject to the terms and conditions set forth therein (together with all post-petition accrued interests, costs and fees, the "Post-Petition Indebtedness" and together with the Pre-Petition Indebtedness, the "Indebtedness"); and

          WHEREAS, the transactions contemplated hereby are other than in the ordinary course of Seller's business and, therefore, require Court approval pursuant to Bankruptcy Code (S) 363; and

          WHEREAS, on or about April 23, 1998, the Court entered an order (the "Order") approving the execution of the Amended Agreement and the consummation of the transactions contemplated thereby and hereby; and

          WHEREAS, the parties intend for this MOU to consolidate the Prior Agreement, Stipulations and Escrow Agreement into one document and set forth the parties' mutual interpretation of the Amended Agreement; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, and for other good and legal consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 When used in this MOU, the following terms, in their singular and plural forms, shall have the meanings assigned to them below:

          "Act" means the Securities Act of 1933, as amended.
           ---

          "Allowed Claims" means the pre-petition unsecured claims, as defined
           --------------
in Bankruptcy Code (S) 101(5), or portion thereof, that: (a) are allowed pursuant to a final, non-appealable Order of the Court, or (b) are deemed allowed pursuant to Bankruptcy Code (S) 1111(a), or (c) are the subject of pre-petition settlement agreements, or post-petition settlements approved by the Court, that provide for the payment of cash, in whole or in part, in settlement and satisfaction thereof, and in such case, the cash portion thereof.

          "Amended Agreement" is defined in the recitals to this MOU.
           -----------------

          "Assets" means all of Seller's right, title and interest in and to all
           ------
of the following described holdings:

               (i) Two million shares of common stock, par value $.01 per share ("MAC Common Stock"), of Metromedia Asia Corporation ("MAC"), predecessor-in-interest to Metromedia China Corporation, as evidenced by Stock Certificate Number 59, dated February 28, 1997; and

               (ii) Warrants ("MAC Warrants") to purchase four million shares of common stock, par value $.01 per share, at $4.00 per share, of MAC, as evidenced by Warrant Number 19.

               The term "Assets" shall also include all rights and privileges pertaining to the MAC Common Stock and MAC Warrants, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, stock and other dividends or distributions paid or payable on such securities, and whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the Uniform Commercial Code of each state as enacted and in effect on the date hereof in each applicable jurisdiction, and as the same may subsequently be amended from time to time.

          "Buyer" is defined in the initial paragraph hereof.
           -----

          "Cash Funds" is defined in Section 3.2(a) hereof.
           ----------                ------- ------

          "Cash Purchase Escrow" means that segregated, interest bearing escrow
           --------------------
account established and maintained by the Seller, funded by Buyer, in an amount equal to $2,682,000. The Cash Purchase Escrow may be funded by any combination of cash and stand-by letter of credit; provided, however, that the cash portion shall be in the minimum amount of $1,250,000. The holders of administrative claims to the extent of $82,000, and the holders of priority unsecured claims and general unsecured claims shall be the beneficiaries of this fund.

          "Claim" means a claim or demand for any and all Liabilities, damages,
           -----
losses, obligations, deficiencies, encumbrances, penalties, costs and expenses, including reasonable attorneys' fees, resulting from, related to or arising out of (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant of Seller set forth in the Amended Agreement or in any Related Document; (ii) Seller's ownership of the Assets; (iii) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

          "Closing" and "Closing Date" are defined in Section 6.1 hereof.
           -------       ------------                 -----------

          "Committee" is defined in the initial paragraph hereof.
           ---------

          "Disclosure Schedule" is defined in Section 4.1 hereof.
           -------------------                ------------

          "Disputed Claims" means any pre-petition, unsecured claim that is not
           ---------------
an Allowed Claim, by virtue of its being scheduled by the Seller as disputed, contingent or unliquidated, and proof of which has not been timely filed, or as to which an objection has been interposed and which is pending as of Closing.

          "Escrow Agent" shall mean Klehr, Harrison, Harvey, Branzburg & Ellers
           ------------
LLP, as escrow agent under the Escrow Agreement.

          "Escrow Agreement" is defined in the recitals to this MOU.
           ----------------

          "GAAP" means generally accepted accounting principles in the United
           ----
States, consistently applied.

          "Governmental Authority" means any foreign, federal, state, regional
           ----------------------
or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any foreign, federal, state, regional or local government.

          "Indemnified Party" is defined in Section 10.4 hereof.
           -----------------                ------- ----

          "Indemnifying Party" is defined in Section 10.4 hereof.
           ------------------                ------- ----

          "Law" means any common law and any federal, state, regional, local or
           ---
foreign law, rule, statute, ordinance, rule, order or regulation.

          "Liabilities" means liabilities, obligations, claims or debts of
           -----------
Seller of any type or nature, whether matured, unmatured, contingent or unknown, including, without limitation, tort, contract or other claims asserted against Seller which are based on acts or omissions occurring on, before or after the Closing Date.

          "Lien" means any lien, charge, covenant, condition, easement, adverse
           ----
claim, demand, encumbrance, security interest, option, pledge, or any other title defect, easement or restriction of any kind.

          "MOU" is defined in the initial paragraph hereof.
           ---

          "Purchase Price" is defined in Section 3.1 hereof.
           --------------                ------- ---

          "Registration Statement" is defined in Section 7.6 hereof.
           ----------------------                ------- ---

          "Related Documents" means the Amended Agreement, Escrow Agreement and
           -----------------
each document or instrument executed in connection with the consummation of the transactions contemplated herein.

          "Seller" is defined in the initial paragraph of this MOU.
           ------

          "Settlements" means the pre-petition settlement agreements and post-
           -----------
petition settlements approved by the Court which provide for the payment of securities of Buyer or cash.

          "Termination Agreement" means that certain Termination Agreement,
           ---------------------
dated September 11, 1996, by and among Seller, MAC, as successor-in-interest to Asian American Telecommunications Corporation and predecessor-in-interest to Metromedia China Corporation, and Max E. Bobbitt, as Agent.

          "VDC Shares" is defined in Section 3.2(b) hereof.
           ----------                --------------

                                   ARTICLE 2

                          SALE AND PURCHASE OF ASSETS

     2.1  Agreement to Sell and Purchase Assets. Subject to the terms and
          -------------------------------------
conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, on the Closing Date Seller shall sell the Assets to Buyer, and Buyer shall purchase the Assets from Seller. The Assets shall be sold, transferred and conveyed by Seller to Buyer free and clear of any and all claims, Liens, encumbrances and the rights of others, including, without limitation, any restrictions upon resale under applicable federal or state securities rules, regulations or laws.

     2.2  Responsibility for Liabilities. Buyer shall not assume any Liabilities
          ------------------------------
of Seller by virtue of the Amended Agreement or otherwise. Notwithstanding anything herein, in the Amended Agreement or in any Related Document to the contrary, except as otherwise expressly provided herein, Buyer is neither assuming nor agreeing to pay or discharge any of the claims against, or Liabilities or obligations of, the Seller, Seller's bankruptcy estate or of any other party and nothing in any such document or the Order shall be construed to the contrary. All claims against, and Liabilities and obligations of Seller, and Seller's bankruptcy estate, whether known or unknown, suspected or unsuspected, direct or contingent, in litigation, threatened or not yet asserted or existing with respect to any aspect of the Assets, Seller's bankruptcy case or estate, or the Amended Agreement, arising or existing prior to or on the Closing Date are and shall remain the responsibility of Seller and Seller's bankruptcy estate, and such Liabilities or obligations arising after Closing with respect to any aspect of the Assets shall be the responsibility of the Buyer. The Order entered by the Court approving the Amended Agreement specifically provides that the Buyer is not liable for pre-Closing claims, Liabilities or obligations and is not liable as a successor-in-interest to creditors of Seller or Seller's bankruptcy estate.

                                   ARTICLE 3

                         PAYMENT OF THE PURCHASE PRICE

     3.1  Purchase Price. The purchase price ("Purchase Price") for the Assets
          --------------
shall consist of (i) the Administrative Advance (as such term is defined in Section 3.4(i) below), (ii) the Closing Purchase Price (as such term is defined in Section 3.2 below) and (iii) the Deferred Purchase Price (as such term is defined in Section 3.5 below), if any.

     3.2  Closing Purchase Price. The Closing Purchase Price (the "Closing
          ----------------------
Purchase Price") shall be paid or delivered by Buyer at or before Closing in the following manner:

          (a) Subject to adjustment pursuant to Section 3.4 hereof, Buyer has delivered the Cash Purchase Escrow (the "Cash Funds") to the Escrow Agent for the benefit of Seller and Buyer; and

          (b) At Closing, subject to adjustment provided for in Section 3.4 hereof, Buyer shall deliver to the Escrow Agent 5,300,000 newly issued shares of common stock, par value $2.00 per share, of Buyer in accordance with the provisions of Sections
3.3 and 7.7 hereof (the "VDC Shares"). After Closing, the number of VDC Shares to be issued to Seller, and subsequently transferred to Seller's creditors and equity security holders, in consideration hereof shall equal the difference between (i) 5,300,000 and (ii) the difference between the principal amount of the Cash Purchase Escrow delivered to Seller (subject to and in accordance with the terms of Section 3.4 hereof) and the Indebtedness, divided by the value of the Buyer's stock valued consistently with paragraph 14 of the Motion to (A) to Establish Bidding Procedures and Approve a Break-Up Fee in Connection with the Sale of the Debtor's Interest in Certain Property of the Estate and (B) to Approve the Form and Manner of Notice, dated March 23, 1998, which is attached hereto as Exhibit "B" (the "Procedures Motion"). For example, if the funds of the Cash Purchase Escrow delivered to Seller are in the amount of $1,400,000, the Indebtedness is $400,000 and the value of the VDC Shares is $6.00, the number of VDC Shares to be issued to Seller is equal to 5,133,334 shares (5,300,000 - ((1,400,000 - 400,000)/6)); and

          (c) Post Closing and after Buyer has received from the Escrow Agent that portion of the Cash Purchase Escrow, together with all accrued interest and other earnings thereon, as well as the Returned Shares (as such term is defined in Section 3.4(h)(i) hereof), pursuant to Sections 3.4(e), (f) and (h) hereof and Section 8(b) of the Escrow Agreement, Buyer shall, within fifteen (15) business days thereafter, mark the notes evidencing the Indebtedness satisfied and deliver the same to Seller.

     3.3  Distribution of VDC Shares.  In addition to Section 7.6 and subject to
          --------------------------
Section 7.7, Seller shall retain the VDC Shares delivered from the Escrow Agent until such time as an transfer or other disposition of such shares occurs to Seller's creditors and stockholders pursuant to (a) a confirmed plan of reorganization providing for the transfer of the VDC Shares pursuant to the exemption set forth in Bankruptcy Code (S) 1145, or (b) an effective Registration Statement in accordance with the provisions of Section 7.6 hereof.

     3.4  Closing and Post-Closing Adjustments of Cash Purchase Escrow and VDC
          --------------------------------------------------------------------
Shares.
-------

          (a) Forgiveness of the Indebtedness shall constitute a portion of the Closing Purchase Price, and, as such, shall be applied towards the Closing Purchase Price under the Amended Agreement upon or after the Closing Date, as the case may be.

          (b) At or before Closing, the Seller shall deliver to the Escrow Agent a schedule containing the amounts and names of the holders of all priority unsecured and general unsecured claims for which, as of the Closing Date, proof(s) of claim have been filed in the scheduled or a lesser amount ("Closing Date Claims"). At Closing, the Escrow Agent shall deliver to Seller from the Cash Funds an amount equal to the Closing Date Claims for distribution to the holders of Closing Date Claims pursuant to further order of the Court.

          (c) Upon the later of (i) Closing or (ii) the entry of a final, non-appealable Order by the Court approving or ratifying the Settlements, or otherwise authorizing a settlement and compromise upon the terms of, the Settlements, including an Order confirming a plan of reorganization providing for such approval, ratification, or authorization, the Escrow Agent shall deliver to Seller or the disbursing agent under such plan, as the case may be, cash and a portion of the VDC Shares in an amount equal to that to be distributed pursuant to the Settlements. The consideration payable to third parties to any Settlement shall be deemed to constitute an Allowed Claim having a value in the amount of such consideration. In the event Seller fails to obtain a final, non-appealable Order approving or ratifying any of the Settlements, or otherwise authorizing a settlement and compromise upon the terms of such Settlement, then any resulting claim asserted against the Seller's bankruptcy estate shall constitute a Disputed Claim and be treated in accordance with paragraph 3.4(e) below.

          (d) Upon the later of (i) Closing or (ii) within seven (7) days after May 15, 1998 (the "Bar Date"), Seller shall deliver to the Escrow Agent, Buyer and the Committee a schedule containing the amounts and names of holders of all claims, other than the Closing Date Claims, as to which, as of the Bar Date, are scheduled by the Seller as fixed and liquidated, unsecured claims against the Seller's bankruptcy estate and for which no proof(s) of claim has been filed or for which proof(s) of claim have been filed in the scheduled or a lesser amount than that which was scheduled by the Seller (collectively, the "Bar Date Claims"). The Bar Date Claims shall be deemed to constitute Allowed Claims. Within five (5) days after delivery by the Seller of such schedule, but not before Closing, the Escrow Agent shall deliver to Seller from the Cash Funds an amount equal to the Bar Date Claims for distribution to the holders of Bar Date Claims pursuant to further order of the Court.

          (e) All claims against the Seller's bankruptcy estate other than the Closing Date Claims, claims resolved through the Settlements and the Bar Date Claims constitute "Disputed Claims." From time to time after Closing, and to the extent that any Disputed Claim becomes an Allowed Claim pursuant to a final, non-appealable Order of the Court ("Other Allowed Claim(s)"), the Escrow Agent shall deliver to Seller or the disbursing agent under a plan of reorganization confirmed in the Seller's case, as the case may be, for distribution to the holder(s) thereof, cash and/or a portion of the VDC Shares having an aggregate value equal to the aggregate amount of such Other Allowed Claim pursuant to further order of the Court; and shall disburse to Buyer the 60% Credit without further order of the Court (as defined in Section 3.4(f) below) on account of each such Other Allowed Claim.

          (f)  60% Credit.  The "60% Credit" shall equal 60% of the disallowed
               ----------
portion of any Disputed Claim and constitute a reduction, from time to time and prior to the final disbursement provided for in section 3.4(g) below, in Buyer's liability under the standby letter of credit used to fund the Cash Purchase Escrow (the "Letter of Credit") and/or a payment in cash to Buyer, whichever Buyer may from time to time elect in writing (Buyer, having funded the Cash Purchase Escrow in full in cash is deemed to elect a payment in cash to Buyer of the 60% Credit). In the event Buyer has elected to receive a reduction in its liability under the Letter of Credit, the Escrow Agent shall as is necessary to implement Section 3.4(g) hereof, send written notice of the 60% Credit(s) to the financial institution issuing the Letter of Credit.

          (g) Upon the later of (i) Closing or (ii) following the entry of an order confirming a plan of reorganization in the Case that provides for the consummation of the Amended

Agreement and sale of the Assets to Buyer, then the Escrow Agent may disburse to Seller not more than one million VDC Shares of the First Series of VDC Shares, as defined in Section 7.7(a)(i) below, that may be alienated by Seller pursuant to Sections 7.6 and 7.7 hereof, which VDC Shares may be liquidated by Seller, and the proceeds thereof available to pay administrative expenses or otherwise distributed to creditors (such VDC Shares shall be referred to as the "Administrative Shares").

          (h) After payment of all Closing Date Claims, Settlements, Bar Date Claims, and Other Allowed Claims, the Escrow Agent shall make a final distribution of the Cash Purchase Escrow and VDC Shares:

                    (i) To the Buyer: (A) of cash in an amount equal to the sum of the disallowed amount of Disputed Claims not previously disbursed as part of the 60% Credit, plus the Cash Portion funded in the Escrow Account in excess of the cash required to pay the Closing Date Claims, Bar Date Claims, cash paid under Settlements, and cash paid to holders of Other Allowed Claims, plus all interest and other earnings on the Cash Funds, and (B) of the "Returned Shares," defined as a portion of the VDC Shares in an amount equal to the difference between (x) the total amount of the Cash Funds distributed on account of the Closing Date Claims, Bar Date Claims, Settlements, Other Allowed Claims and Administrative Advance, as defined below, and (y) the Indebtedness, plus the fee incurred by Buyer to obtain the Letter of Credit, divided by the value of the shares of stock of Buyer valued consistently with paragraph 14 of the Procedures Motion; and

                    (ii) To the Seller: of all of the VDC Shares remaining after distribution of the Returned Shares to Buyer and the Administrative Shares, or portion thereof, to Seller.

          (i) The Cash Funds shall comprise in part the amount of $82,000.00, which amount may be disbursed by the Escrow Agent to the Seller from time to time for the payment of administrative claims ("Administrative Advance"). The Administrative Advance may be disbursed as a result of the entry of the Order, and may be disbursed prior to Closing under the Amended Agreement, as a non-refundable deposit on account of the Closing Purchase Price. Thereafter, the Seller shall submit advance requests to the Escrow Agent and legal counsel for the Committee and funds from the Administrative Advance will be disbursed by the Escrow Agent to the Seller in amounts approved by the Committee, which approval shall not be unreasonably withheld, subject to all terms of the Escrow Agreement. The Committee shall be deemed to approve any advance requests as to which it has not notified the Seller's counsel and Escrow Agent of an objection thereto within three (3) business days of its receipt of any such request.

     3.5  Deferred Purchase Price.
          -----------------------

          (a) For the purposes of this Section 3.5, the terms listed below shall have the following meanings:

               (i) "MAC Base Price" means $12.00 per share for each share of MAC common stock;

               (ii)  "MAC Market Price" means

                     (A) If MAC's common stock is traded in the over-the-counter market and not on any national securities exchange or in the NASDAQ Reporting System, the market price shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, for the consecutive 20 trading days following the one year anniversary of the Closing Date, or if not so reported, the average of the closing bid and asked prices for a share of MAC common stock for the consecutive 20 trading days following the one year anniversary of the Closing Date as furnished to MAC by any member of the National Association of Securities Dealers, Inc., selected by MAC for that purpose.

                     (B) If MAC's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market price shall be the simple average of the closing prices of a share of MAC's common stock, as quoted on the NASDAQ Reporting System or its other principal exchange for the consecutive 20 trading days following the one year anniversary of the Closing Date.

                     (C) If the market price cannot be determined by MAC's common stock on such date on either of the foregoing bases, the market price shall be the fair market value as reasonably determined by an investment banking firm selected by Seller and Buyer, with the cost therefor to be borne equally by Seller and Buyer.

               (iii) "VDC Base Price" means $5.00 per share for each share of VDC common stock; and

               (iv)  "VDC Market Price" means

                     (A) If VDC's common stock is traded in the over-the-counter market and not on any national securities exchange nor in the NASDAQ Reporting System, the market price shall be the average of the mean between the last bid and ask prices per share, as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, for the consecutive 20 trading days following the one year anniversary of the Closing Date, or if not so reported, the average of the closing bid and asked prices for a share of VDC common stock for the consecutive 20 trading days following the one year anniversary of the Closing Date as furnished to VDC by any member of the National Association of Securities Dealers, Inc., selected by VDC for that purpose.

                     (B) If VDC's common stock is traded on a national securities exchange or in the NASDAQ Reporting System, the market price shall be the simple average of the closing prices at which a share of VDC's common stock traded, as quoted on the NASDAQ

Reporting System or its other principal exchange for the consecutive 20 trading days following the one year anniversary of the Closing Date.

                    (C) If the market price cannot be determined by VDC's common stock on such date on either of the foregoing bases, the market price shall be the fair market value as reasonably determined by an investment banking firm selected by Seller and Buyer, with the cost therefor to be borne equally be Seller and Buyer.

          (b) In the event that on the one year anniversary of the Closing Date, MAC is a publicly held company whose shares are registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), Buyer shall pay and deliver to Seller the Deferred Purchase Price (the "Deferred Purchase Price") calculated in accordance with Section 3.5(c) below, if any, within ninety (90) days following the one year anniversary of the Closing Date. The Deferred Purchase Price shall be paid, at VDC's sole option, in either (i) immediately available funds in the form of cash, cashier's check or wire transfer, or (ii) shares of VDC common stock. In the event that VDC elects to pay the Deferred Purchase Price in the form of shares of VDC common stock (the "Deferred Purchase Price Shares"), the value of such stock for the purposes of such determination, shall be computed at the higher of $5.00 per share or the VDC Market Price per share. The following registration rights shall apply with respect to the resale of the Deferred Purchase Price Shares by Seller:

               (i) The Buyer shall advise the Seller by written notice prior to the filing of a registration statement under the Act (excluding registration on Forms S-8, S-4, or any successor forms thereto), covering securities of the Buyer to be offered and sold by the Buyer to the public generally and shall, upon the request of the Seller given at least seven (7) business days prior to the filing of such registration statement, include in any such registration statement such information as may be required to permit a public offering of the Deferred Purchase Price Shares. The Buyer shall supply prospectuses, qualify the Deferred Purchase Price Shares for sale in such states as the Buyer qualified its securities and furnish indemnification in the manner as set forth in subsection (ii)(B) of this Section 3.5(b); provided, however, that the Buyer
                                           -----------------
will not be required to maintain the registration of the Deferred Purchase Price Shares for any longer period than it shall require for its own purposes. The Seller shall furnish such information as may be reasonably requested by the Buyer in order to include such Deferred Purchase Price Shares in the registration statement. The Buyer need not include the resale of the Deferred Purchase Price Shares in any underwritten offering; the sole obligation of the Buyer being to include the resale of such shares in a registration statement, not to ensure their method of distribution. Towards that end, the Buyer shall have no obligation whatsoever to (a) assist or cooperate in the offering or disposition of the Deferred Purchase Price Shares; (b) obtain a commitment from an underwriter relative to the sale of the Deferred Purchase Price Shares; or
(c) include the Deferred Purchase Price Shares within an underwritten offering of the Buyer. In the event that any registration pursuant to this Section 3.5(b) shall be, in whole or in part, an underwritten public offering of common stock of Buyer, the number of Deferred Purchase Price Shares to be included in such underwriting may be reduced (and the registration of such Deferred Purchase Price Shares may be postponed by the Buyer for up to 180 days following the completion of any such underwritten offering) if and to the extent the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Buyer therein. Notwithstanding the foregoing, the Buyer may withdraw any registration statement referred to in this Section 3.5(b) without thereby incurring liability to the Seller.

               (ii) The following provisions of this Section 3.5(b) shall also be applicable:

                    (A) The Buyer shall bear the entire cost and expense of any registration of securities initiated by it under subsection (i) of this Section 3.5(b) notwithstanding that Deferred Purchase Price Shares may be included in any such registration. The Seller shall, however, bear the fees of its own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Deferred Purchase Price Shares sold by it pursuant to any registration statement pursuant to this Section 3.5(b) and bear any other costs imposed by applicable federal or state securities laws, rules or regulations.

                    (B) The Buyer shall indemnify and hold harmless the Seller and each underwriter, within the meaning of the Act, who may purchase from or sell for the Seller any Deferred Purchase Price Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act filed by or at the direction of the Buyer or any prospectus included therein required to be filed or furnished by reason of this
Section 3.5(b) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims damages or liabilities are caused by any such untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Buyer by the Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Buyer
                                            -----------------
shall not be obliged so to indemnify the Seller or underwriter or controlling person unless the Seller or underwriter shall at the same time indemnify the Buyer, its directors, each officer signing the related registration statement and each person, if any, who controls the Buyer within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3.5(b) or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Buyer by the Seller or underwriter expressly for use therein.

          (c) The Deferred Purchase Price shall be calculated in accordance with the following formula:

     MAC Market Price   -  VDC Market Price   x  $5,000,000
     -----------------     ----------------
     MAC Base Price        VDC Base Price

     For example, assuming that the MAC Market Price is $13.20, and the VDC Market Price is $5.00, the Deferred Purchase Price would equal (10% - 0%) x ($5,000,000) = $500,000.

     If the number calculated from the above formula is negative, there is no Deferred Purchase Price.

          (d) Notwithstanding anything to the contrary contained herein, in the event that on the one year anniversary of the Closing Date, MAC is not a publicly held company whose shares are registered with the SEC under the 1934 Act, Buyer shall have no obligation to pay the Deferred Purchase Price.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

     4.1  Disclosure Schedule. Seller has delivered or caused to be delivered to
          -------------------
Buyer, prior to the execution of this MOU, disclosure schedules, and documents relating thereto, which include the numbered schedules specifically referred to in this MOU and which are attached hereto (collectively, the "Disclosure Schedule"). To the best of Seller's knowledge, the information contained in the Disclosure Schedule is complete and accurate in all material respects and all documents that are attached to the Disclosure Schedule are complete and accurate copies of the genuine original documents they purport to represent as in effect on the date hereof. Capitalized terms used in the Disclosure Schedule and not otherwise defined therein have the meanings ascribed to such terms in this MOU.

     4.2  Organization and Standing of Seller.  Seller is a corporation duly
          -----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Subject only to approval by the Court, Seller has all requisite corporate power and authority to sell the Assets, free and clear of any and all Liens, including, without limitation, any restrictions upon resale under applicable federal or state securities rules, regulations or laws. A certified copy of Seller's Articles of Incorporation and Bylaws are attached to Schedule
                                                                      --------
4.2 of the Disclosure Schedule.
---

     4.3  Encumbrances Created by the Amended Agreement.  The execution and
          ---------------------------------------------
delivery of the Amended Agreement and each of the Related Documents does not, and the consummation of the transactions contemplated hereby or thereby will not create (i) any Liens on any assets (including the Assets) of Seller in favor of third parties, or (ii) any restrictions upon resale of the Assets under applicable federal or state securities rules, regulations or laws.

     4.4  Title to Assets.  Seller and Seller's bankruptcy estate own and hold
          ---------------
of record the entire right, title and interest in and to all of the Assets, free and clear of any and all Liens, including, without limitation, any restrictions upon resale under applicable federal or state securities rules, regulations or laws, except the Liens held by Buyer and interests held by MAC which are to be released upon the Closing.

     4.5  VDC Shares to Be Transferred Pursuant to Plan or Constitute Restricted
          ----------------------------------------------------------------------
Securities.  Seller represents and warrants:  (I) (a) that it has prepared and
----------
filed a plan of reorganization and disclosure statement pertaining thereto within the original period fixed by (S) 1121(b) of the Bankruptcy Code, (b) that the Amended Agreement, the transactions contemplated thereby and the distribution of the VDC Shares are and will be under and in accordance with such plan as contemplated by (S) 1145 of the Bankruptcy Code, or (II) upon Seller's failure to obtain a declaration from the Court that the offer, sale or transfer of the VDC Shares is exempt from registration pursuant to Bankruptcy Code (S) 1145 in accordance with a plan of reorganization, (a) that it has reviewed the annual and periodic reports of Buyer, as filed by Buyer with the SEC pursuant to the Securities Exchange Act of 1934, and that it has such knowledge and experience in financial and business matters that it is capable of utilizing the information set forth therein concerning Buyer to evaluate the risks of investing in the VDC Shares; (b) that it has been advised that the VDC Shares to be issued by Buyer constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and accordingly, have not been and will not be registered under the Securities Act except as otherwise set forth in the Amended Agreement, and, therefore, it may not be able to sell or otherwise dispose of such VDC Shares except if the VDC Shares are subject to an effective Registration Statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Act; (c) that the VDC Shares so issued are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for sale or for resale in connection with, a public offering or re-distribution thereof, except in accordance with and pursuant to a confirmed plan of reorganization and confirmation order entered by the Court; (d) that the VDC Shares so issued will not be resold (i) without registration thereof under the Securities Act (unless an opinion of counsel acceptable to VDC, or to Buyer, an exemption from such registration is available), (ii) in violation of any law; and (e) that the certificate or certificates representing the VDC Shares to be issued will be imprinted with a legend in form and substance as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

and Buyer is hereby authorized to notify the transfer agent of the status of the VDC Shares, and to take such other action including, but not limited to, the placing of a "stop transfer" order on the books and records of Buyer's transfer agent to ensure compliance with the foregoing and Sections 7.6 and 7.7 hereof.

     4.6  Brokers' Fees. No broker, finder or other person or entity acting in a
          -------------
similar capacity has participated on behalf of Seller in connection with the transactions contemplated by the Amended Agreement. Seller has not incurred any Liability for brokers' fees, finders' fees, agents' commissions or other similar forms of compensation in connection with the Amended Agreement or the transactions contemplated thereby.

     4.7  Avoidance.  The transactions contemplated hereby are not subject to
          ---------
avoidance as fraudulent transfers or fraudulent conveyances under applicable non-bankruptcy law or the Bankruptcy Code.

     4.8  Fair Value.  Seller acknowledges and agrees that the Purchase Price
          ----------
constitutes fair, adequate and reasonably equivalent consideration in exchange for the Assets.

     4.9  Settlements.  To the best of Seller's knowledge, the Settlements are
          -----------
enforceable in Seller's bankruptcy case, and Seller will vigorously attempt to enforce them in Seller's Chapter 11 bankruptcy case, to the extent necessary.

     4.10 Full Disclosure.  No representation or warranty by Seller in the
          ---------------
Amended Agreement or this MOU and no statement contained in any Disclosure Schedule to the Amended Agreement or this MOU contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

     5.1  Organization and Standing of Buyer.  Buyer is a corporation duly
          ----------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Bermuda.

     5.2  Authorization and Enforceability.  Buyer has all requisite corporate
          --------------------------------
power and authority to enter into the Amended Agreement and the Related Documents to which it is a party and to carry out the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All necessary and appropriate action has been taken by Buyer with respect to the execution and delivery of the Amended Agreement and each of the Related Documents and the performance of its obligations hereunder and thereunder. The execution and delivery of the Amended Agreement and the Related Documents and the consummation of the contemplated transactions by Buyer will not (a) result in the breach of any of the terms or conditions of, or constitute a default under, the Memorandum of Association or the Bye-Laws of Buyer or (b) violate any Law or any order, writ, injunction or decree of any Governmental Authority. The Amended Agreement and any Related Documents to which Buyer is a party constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

     5.3  VDC Shares.  The VDC Shares delivered by Buyer at Closing will be
          ----------
validly and legally issued, free and clear of any and all Liens, and will be fully paid and non-assessable. The

VDC Shares constitute "restricted securities" as such term is defined in Rule 144 under the Act and may not be subsequently offered, sold or transferred without registration under the Act except pursuant to Bankruptcy Code (S) 1145 or pursuant to an exemption from registration under the Act. The VDC Shares are also subject to the restrictions on resale set forth in Section 7.7 hereof.

     5.4  Approval.  The Board of Directors of the Buyer has approved the
          --------
execution of the Amended Agreement and the transactions contemplated thereby.

     5.5  Brokers' Fees.  Buyer has not incurred any liability for brokers'
          -------------
fees, finders' fees, agents' commissions or other similar form of compensation in connection with the Amended Agreement and the transactions contemplated hereby for which Seller shall have any responsibility.

     5.6  Full Disclosure.  No representation or warranty by Buyer in this MOU
          ---------------
or the Amended Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 6

                                    CLOSING

     6.1  Closing.  Subject to satisfaction or waiver of all conditions
          -------
precedent set forth in Articles 8 and 9 of the Amended Agreement, the closing of the transactions contemplated by the Amended Agreement (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation, at 10:00 a.m., local time the day on which the last of the conditions precedent set forth in either Article 8 or 9 of the Amended Agreement is fulfilled (the "Closing Date") or at such other time, date and place as the parties may agree, but in no event shall such date be later than July 1, 1998.

     6.2  Obligations of Seller.  At or prior to the Closing, Seller shall
          ---------------------
deliver to Buyer, in each case, in form and substance satisfactory to Buyer:

          (a) a newly issued share certificate issued in the name of Buyer, free of any restriction on transfer thereof, representing 2,000,000 shares of common stock, par value $.01 per share, of Metromedia China Corporation;

          (b) a newly issued warrant certificate issued in the name of Buyer, free of any restriction on transfer thereof, representing the right to purchase 4,000,000 shares of common stock, par value $.01 per share, of Metromedia China Corporation, at $4.00 per share;

          (c) a written release by all of the parties to the Termination Agreement agreeing to the release of the MAC Common Stock to the Buyer;

          (d) written evidence from MAC confirming that, as of the Closing Date, no part of the Assets pledged as collateral under the Termination Agreement has been sold, assigned, transferred or otherwise disposed of or subject to any action for any of the foregoing (other than the transaction contemplated in the Amended Agreement), and that, as of the Closing Date, neither MAC nor its parent corporation, Metromedia International Group, Inc., contemplates taking any of the foregoing actions;

          (e) such other instruments of transfer as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Assets;

          (f) such other documents as may be described in Article 8 of this MOU;
                                                          ---------
and

          (g) a certified copy of the Order approving the Amended Agreement and authorizing Seller to consummate the transactions contemplated hereby and all certifications of service and publication filed in connection therewith.

     6.3  Obligations of Buyer.  At the Closing, Buyer shall deliver:
          --------------------

          (a) the Purchase Price in accordance with Article 3 of this MOU;
                                                    ---------

          (b) such other documents as may be described in Article 9 of this MOU;
                                                          ---------
and

          (c) the Deferred Purchase Price Note.

     6.4  Further Documents or Necessary Action. Buyer and Seller each agree to
          -------------------------------------
take all such further actions on or after the Closing Date as may be necessary, desirable or appropriate in order to confirm or effectuate the transactions contemplated by this MOU and the Amended Agreement.

                                   ARTICLE 7

                           COVENANTS AND AGREEMENTS

          Seller covenants to and agrees with Buyer, and Buyer covenants to and agrees with Seller, as follows:

     7.1  Conduct of Business Pending the Closing.  During the period from the
          ---------------------------------------
date of the Amended Agreement to the Closing Date, Seller shall conduct its business operations in the ordinary and usual course and to maintain its records and books of account in a manner consistent with prior periods. Seller shall, without purporting to make any commitment on behalf of Buyer, exercise reasonable efforts to preserve intact the present business organization and personnel of Seller and the present goodwill of Seller with persons having business dealings with them. Except as otherwise required or contemplated hereby, Seller further covenants and agrees that, from the date of the Amended Agreement to the Closing Date, it shall not, without the written consent of
Buyer:

          (a) enter into any negotiations, discussions or agreements contemplating, affecting or respecting the Assets or Seller's ability to transfer the Assets;

          (b) enter into any negotiations, discussions or agreements contemplating or respecting the acquisition of Seller or any material asset thereof (other than in the ordinary course of business), whether through a sale of stock, a merger or consolidation, the sale of all or substantially all of the assets of Seller, any type of recapitalization or otherwise, with the exception of the Seller's interest in and to its Cambodian venture, the disposition of which has been discussed with the Buyer;

          (c) incur any Liabilities or take any action that would diminish the value of the Assets;

          (d) take any action which would interfere with or prevent performance of this MOU or the Amended Agreement; or

          (e) engage in any activity or enter into any transaction which would be inconsistent in any respect with any of the representations, warranties or covenants set forth in this MOU or the Amended Agreement as if such representations, warranties and covenants were made at a time subsequent to such activity or transaction and all references to the date of this MOU or the Amended Agreement, as the case may be, were deemed to be such later date.

     7.2  Access By Buyer; Confidentiality.  During the period from the date of
          --------------------------------
the Amended Agreement to the Closing Date, Seller shall cause Buyer, its agents and representatives to be given full access during normal business hours to the premises, buildings, offices, books, records, assets (including the Assets), Liabilities, operations, contracts, files, personnel, financial and tax information and other data and information of Seller, and shall cooperate with Buyer in conducting its due diligence investigation of Seller; provided that
                                                               --------
such access shall not unreasonably interfere with the normal operations and employee relationships of Seller. All information provided to or learned by Buyer as a result of such access or otherwise in connection with the transactions contemplated by this MOU and the Amended Agreement shall be held in confidence, except as otherwise disclosed by Seller in its bankruptcy case.

     7.3  Access By Seller; Confidentiality. During the period from the date of
          ---------------------------------
the Amended Agreement to the Closing Date, Buyer shall cause Seller, its agents and representatives to be given full access during normal business hours to the premises, buildings, offices, books, records, assets, liabilities, operations, contracts, files, personnel, financial and tax information and other data and information of Buyer, and shall cooperate with Seller in conducting its due diligence investigation of Buyer; provided that such access shall not
                                  --------
unreasonably interfere with the normal operations and employee relationships of Buyer. Buyer shall provide Seller with copies of all reports and/or findings made with the SEC from the date hereof through the Closing. All information provided to or learned by Seller as a result of such access or otherwise in connection with the transactions contemplated by this MOU and the Amended Agreement shall be held in confidence.

     7.4  Notice of Breach or Failure of Condition.  Seller and Buyer agree to
          ----------------------------------------
give prompt notice to the other of the occurrence of any event or the failure of any event to occur that might preclude or interfere with the timely satisfaction of any condition precedent to the obligations of Seller or Buyer under the Amended Agreement.

     7.5  Best Efforts. Seller and Buyer shall use their respective best efforts
          ------------
to obtain all consents or approvals necessary to bring about the satisfaction of the conditions required to be performed, fulfilled or complied with by them pursuant to the Amended Agreement and to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by the Amended Agreement as expeditiously as practicable.

     7.6  Resales and Transfers of VDC Shares.  Buyer and Seller contemplate
          -----------------------------------
that an offer and sale of the VDC Shares to Seller and any resale or transfer thereof by or on behalf of Seller will be exempt from registration by virtue of
Section 1145 of the Bankruptcy Code. Buyer agrees that, to the extent, and only to the extent, that an offer, sale, resale or transfer of the VDC Shares is subject to the registration requirements of the Act, then within forty-five (45) days after the entry of an order of the Court confirming a plan of reorganization of the Seller, Buyer shall, at its sole expense, file with the SEC a registration statement (the "Registration Statement") which shall register the offer, sale, resale, transfer or distribution of the VDC Shares from VDC to PortaCom, and by or on behalf of PortaCom to its stockholders and creditors pursuant to such a plan, thereafter shall use its best efforts to cause such Registration Statement to become effective in accordance with the requirements of the Act and to remain effective until the earlier of (i) one year after the date such Registration Statement becomes effective or (ii) PortaCom has transferred and distributed the VDC Shares in accordance with such plan of reorganization.

     7.7  Restrictions on Resale of VDC Shares.
          ------------------------------------

          (a) Resale of the VDC Shares, regardless of whether such shares may be sold, offered or transferred by Seller pursuant to Section 1145 of the Bankruptcy Code or pursuant to an effective registration statement filed pursuant to Section 7.6 above, shall be subject to the following additional limitations:

               (i) 25% of the VDC Shares, inclusive of the Administrative Shares disbursed pursuant to Section 3.4(g) above (the "First Series"), may only be sold, offered or transferred upon the earlier of
          (A) confirmation of a plan of reorganization of Seller providing an exemption from the registration requirements of the Act Section 1145 of the Bankruptcy Code or (B) the effectiveness of the Registration Statement provided in Section 7.6 above (the "First Resale Date");

               (ii) 25% of the VDC Shares (the "Second Series") may only be sold, offered or transferred upon the six month anniversary of the First Resale Date; and

               (iii) the remaining 50% of the VDC Shares (the "Third Series") may only be sold, offered or transferred upon the one year anniversary of First Resale Date.

          (b) Notwithstanding the rights granted hereunder, Buyer shall have no obligation whatsoever to:

               (i) assist or cooperate in the offering or disposition of the VDC Shares;

               (ii) indemnify or hold harmless the holders of the VDC Shares or any underwriter designated by such security holders;

               (iii) obtain a commitment from an underwriter relative to the sale of the VDC Shares; or

               (iv) include the VDC Shares within an underwritten offering of Buyer.

          (c) The VDC Shares representing the First Series (which shall include the Administrative Shares) distributed to Seller and its stockholders shall bear the following restrictive legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
          TO RESTRICTIONS ON RESALE AS SET FORTH IN SECTION 7.6(a)(i)
          OF A CERTAIN ASSET PURCHASE AGREEMENT DATED MARCH 23, 1998 BETWEEN THE COMPANY AND PORTACOM WIRELESS, INC. ("PORTACOM"), AS AMENDED, AND SECTION 7.7(a)(i) OF A CERTAIN MEMORANDUM OF UNDERSTANDING ("MOU") DATED JUNE 8, 1998 BETWEEN THE COMPANY, PORTACOM AND THE COMMITTEE OF UNSECURED CREDITORS OF PORTACOM (COLLECTIVELY, THE "AGREEMENT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON RESALE AS SET FORTH IN SECTION 7.7(a)(i) OF A CERTAIN AMENDED AGREEMENT, DATED JUNE 8, 1998, AMONG THE COMPANY, PORTACOM WIRELESS, INC. AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF PORTACOM WIRELESS, INC. (THE "AGREEMENT"). A COPY OF THE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, WHICH PROHIBITS THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNTIL THE "FIRST RESALE DATE" (AS SUCH TERM IS DEFINED IN
          SECTION 7.7(a)(i) OF THE MOU AGREEMENT).

          (d) The VDC Shares representing the Second Series distributed to Seller and its stockholders shall bear the following restrictive legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON RESALE AS SET FORTH IN

          SECTION 7.6(a)(ii) OF A CERTAIN ASSET PURCHASE AGREEMENT DATED MARCH 23, 1998 BETWEEN THE COMPANY AND PORTACOM WIRELESS, INC. ("PORTACOM"), AS AMENDED, AND SECTION 7.7(a)(ii) OF A CERTAIN MEMORANDUM OF UNDERSTANDING ("MOU") DATED JUNE 8, 1998 BETWEEN THE COMPANY, PORTACOM AND THE COMMITTEE OF UNSECURED CREDITORS OF PORTACOM (COLLECTIVELY, THE "AGREEMENT"). A COPY OF THE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, WHICH PROHIBITS THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNTIL THE "FIRST RESALE DATE" (AS SUCH TERM IS DEFINED IN SECTION 7.7(a)(i) OF THE MOU).

          (e) The VDC Shares representing the Third Series distributed to Seller and its stockholders shall bear the following restrictive legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON RESALE AS SET FORTH IN SECTION 7.6(a)(iii) OF A CERTAIN ASSET PURCHASE AGREEMENT DATED MARCH 23, 1998 BETWEEN THE COMPANY AND PORTACOM WIRELESS, INC. ("PORTACOM") AND SECTION 7.7(a)(iii) OF A CERTAIN MEMORANDUM OF UNDERSTANDING ("MOU") DATED JUNE 8, 1998 BETWEEN THE COMPANY, PORTACOM AND THE COMMITTEE OF UNSECURED CREDITORS OF PORTACOM (COLLECTIVELY, THE "AGREEMENT"). A COPY OF THE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, WHICH PROHIBITS THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNTIL THE "FIRST RESALE DATE" (AS SUCH TERM IS DEFINED IN SECTION 7.7(a)(i) OF THE
          MOU).

     7.8  Loans.  Buyer has made advances to the Seller under and in accordance
          -----
with the Loan, Security and Pledge Agreement in the aggregate principal amount of $384,725 as of the date hereof and is under no obligation to, and may not pursuant to order of the Court, make additional advances to Seller. The Indebtedness shall be applied on account of the Purchase Price pursuant to
Section 3.4 hereof.

     7.9  Exclusive Dealing.  In consideration of Buyer expending considerable
          -----------------
time and expenses in connection with the transactions contemplated in the Amended Agreement, including those incurred for due diligence inquiries and legal fees, Seller hereby covenants and agrees that until the date on which the Amended Agreement is terminated pursuant to Sections 11.1, 11.2 or 11.3, Seller will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Assets, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise, except as otherwise may be required by law or order of the Court.

     7.10  Good Faith.  Seller and Buyer have each acted and negotiated this MOU
           ----------
in good faith. This MOU represents an arms-length agreement among the parties, absent collusion, coercion or duress. The Purchase Price to be paid by the Buyer for the Assets in accordance herewith, represents the fair and reasonably equivalent value of and for the Assets. Further, the Order approving the Amended Agreement shall provide that the reversal or modification or appeal thereof will not affect the validity of the Closing of the sale of the Assets to Buyer under and in accordance with such Order by virtue of specific findings that the Buyer purchased the Assets in good faith, unless such Order is stayed prior to the Closing.

     7.11  Bidding Procedures. [Intentionally omitted].
           ------------------

     7.12  Cooperation.  Seller and Buyer agree that they will cooperate in good
           -----------
faith with respect to all proceedings before the Court in the case in connection with the approval and consummation of the Amended Agreement and this MOU and the transactions contemplated hereby.

     7.13  Cash Purchase Escrow.  Interest and all other earnings on the Cash
           --------------------
Purchase Escrow shall inure to the benefit of Buyer. The excess Cash Purchase Escrow, or any portion thereof, shall be returned to Buyer from time to time at such time as any Disputed Claim becomes an Allowed Claim, as provided for in
Section 3.4 hereof. All other terms and conditions of the escrow are set forth in the Escrow Agreement. The Escrow Agreement, except Section 8(a) thereof as expressly modified by Section 3.4(b) hereof, shall remain in full force and effect; provided, however, that the terms of Section 10 of the Escrow Agreement shall remain in full force and effect notwithstanding anything to the contrary contained herein..

     7.14  Post-Closing Agreement.  Seller and Buyer covenant and agree to enter
           ----------------------
into a Post-Closing Agreement on the Closing Date that shall include an obligation on the part of Seller to file an amended plan of reorganization with the Court identifying the sale, offer, transfer or distribution of the VDC Shares from Buyer to Seller and from Seller to Seller's creditors and stockholders as exempt from registration under Section 1145 of the Bankruptcy Code consistent with the terms hereof.

     7.15  Non-Refundable Deposit.  The Administrative Advance and, by virtue of
           ----------------------
the entry of the Order, $260,000 of the Cash Purchase Escrow shall be non-refundable as to Buyer, except in the event of a default by Seller under the Amended Agreement.

                                   ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          All obligations of Buyer under the Amended Agreement are subject to the satisfaction by Seller at or before the Closing of all of the following conditions, except to the extent expressly waived in writing by Buyer:

     8.1  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Seller contained in this MOU shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made again on the Closing Date.

     8.2  Performance.  Seller shall have performed and complied in all material
          -----------
respects with all agreements and conditions required by this MOU and the Amended Agreement to be performed or complied with by Seller prior to or at the Closing, including, without limitation, the delivery to Buyer of the documents listed in
Section 6.2.

     8.3  No Adverse Changes.  Except as contemplated by this MOU, there shall
          ------------------
have been no material adverse change in the condition, prospects, business or operations, financial or otherwise, of Seller from the date of the Amended Agreement to the Closing Date.

     8.4  Litigation.  On the Closing Date, there shall not be any pending or
          ----------
threatened litigation in any court or any proceedings by or before any Governmental Authority with a view to seek, or in which it is sought, to restrain or prohibit the consummation of the transactions contemplated by this MOU or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this MOU and no investigation by any Governmental Authority shall be pending which might result in any such litigation or other proceeding.

     8.5  Necessary Consents.  All statutory requirements for the valid
          ------------------
consummation by Buyer of the transactions contemplated by this MOU shall have been fulfilled and all authorizations, consents, waivers, approvals or other actions by any Governmental Authority or third party which are required for the consummation of the transactions contemplated by this MOU shall have been received and shall be in full force and effect.

     8.6  Stockholder Approval.  To the extent required by the laws of Bermuda,
          --------------------
the stockholders of Buyer shall have approved the transactions contemplated by this MOU.

     8.7  Certificate.  Seller shall have delivered to Buyer a certificate,
          -----------
dated as of the Closing Date, of the Seller to the effect that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.8 have been satisfied.
             -------- ---  ---  ---  ---     ---

     8.8  Consents.  Seller shall have provided written consents to the
          --------
acquisition of the Assets by Buyer from all appropriate Governmental Authorities (to the extent so required by law) in form and substance reasonably acceptable to Buyer.

     8.9  Due Diligence.  Buyer shall have completed, to its satisfaction, a due
          -------------
diligence review of the financial condition, results of operations, properties, assets, liabilities, business and prospects of Seller.

     8.10 Satisfaction of Claims.  The Settlements shall be determined to be
          ----------------------
enforceable against the non-Seller parties thereto in accordance with their terms in the Seller's bankruptcy case. Seller shall use its best efforts to resolve claims against its bankruptcy estate as soon as is practicable.

     8.11 Court Approval.  The Court has entered the Order.  The Order shall
          --------------
not be subject to a pending appeal, or motion for reconsideration, modification, vacation or stay, and as to which any appeal or motion, the time to file such appeal or motion has expired, or any such appeal or motion that may have been filed has been dismissed with prejudice or otherwise disposed of without impacting negatively the validity and enforceability of the Order contemplated hereby.

     8.12 Escrow Agreement.  The Committee and Escrow Agent shall have executed
          ----------------
this MOU, agreeing to the amendment and modification of Section 8(a) of the Escrow Agreement by Section 3.4(b) hereof. There shall not have occurred and be continuing an uncured event of default under the Escrow Agreement.



                                   ARTICLE 9

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

          All obligations of Seller under the Amended Agreement are subject to the satisfaction by Buyer at or before the Closing of all of the following conditions, except to the extent expressly waived in writing by Seller:

     9.1  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Buyer contained in this MOU shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made again on the Closing Date; provided, however, that if Buyer changes its jurisdiction of incorporation from the Commonwealth of Bermuda to the State of Delaware on or before the Closing Date, Buyer shall be deemed to represent in
Section 5.1 that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     9.2  Performance.  Buyer shall have performed and complied, in all material
          -----------
respects, with all agreements and conditions required by this MOU and the Amended Agreement to be performed or complied with by Buyer prior to or at the Closing.

     9.3  No Adverse Changes.  Except as contemplated by this MOU, there shall
          ------------------
have been no material adverse change in the condition, business or operations, financial or otherwise, of Buyer from the date of the Amended Agreement to the Closing Date.

     9.4  Necessary Consents.  All statutory requirements for the valid
          ------------------
consummation by Seller of the transactions contemplated by this MOU shall have been fulfilled and all authorizations, consents, waivers, approvals or other actions by any Governmental Authority or third party which are required for the consummation of the transactions contemplated by this MOU shall have been received and shall be in full force and effect.

     9.5  Certificate.  Buyer shall have delivered to Seller a certificate,
          -----------
dated as of the Closing Date, to the effect that the conditions set forth in Sections 9.1, 9.2 and 9.3 have been satisfied.
         ---  ---     ---

     9.6  Indebtedness.  Seller shall be obligated to perform hereunder and
          ------------
Close the transactions contemplated hereby notwithstanding the occurrence of an Event of Default under the documents evidencing the Indebtedness or Buyer's exercise of any rights or remedies thereunder.

     9.7  Escrow Agreement. The Committee and Escrow Agent shall have executed
          ----------------
this MOU, agreeing to the amendment and modification of Section 8(a) of the Escrow Agreement by Section 3.4(b) hereof. There shall not have occurred and be continuing an uncured event of default under the Escrow Agreement.


                                   ARTICLE 10

                      INDEMNIFICATION AND RELATED MATTERS

     10.1  Survival of Representations and Warranties.  The representations and
           ------------------------------------------
warranties contained in the Amended Agreement and this MOU, the schedules and exhibits hereto, and any agreement, document, instrument or certificate delivered hereunder, including the Related Documents, shall survive the Closing Date. Except as otherwise provided in Section 7.15 hereof, this Article 10
                                                                 ----------
constitutes the sole and exclusive remedy of Buyer and Seller with respect to any subject matter addressed herein, and Buyer and Seller hereby waive and release the other from any and all claims and other causes of action, including without limitation claims for contribution, relating to any such subject matter.

     10.2  Indemnification by Seller.
           -------------------------

           (a) Seller agrees to indemnify Buyer against and hold it harmless from:

               (i) all liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Seller in the Amended Agreement or this MOU, in any Related Document to which Seller was a signatory or in any other agreement or document delivered by or on behalf of Seller in connection with the transactions contemplated by this MOU and the Amended Agreement;

               (ii) all liability of Seller not expressly assumed by Buyer;

               (iii) all liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Seller in the Amended Agreement or this MOU, in any Related Document to which Seller was a signatory or in any other agreement or document delivered by or on behalf of Seller in connection with the transactions contemplated by this MOU and the Amended Agreement; and

               (iv) any and all reasonable costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing. In the event that Buyer makes a Claim which is determined by a court of competent jurisdiction to be without reasonable basis in law or fact, Buyer shall bear all reasonable costs and expenses (including court costs and reasonable legal and accounting fees), incurred by Seller in investigating and defending against such Claim, which indemnification obligation of Seller shall be secured by the Deferred Purchase Price and the VDC Shares that remain unissued in the possession of the Escrow Agent or not further distributed to creditors or stockholders of Seller and Buyer shall have the right of offset with respect thereto.

     10.3  Indemnification by Buyer.
           ------------------------

           (a) Buyer shall indemnify Seller against and hold it harmless from:

               (i) all liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Buyer in the Amended Agreement or this MOU in any Related Document or in any other agreement or document delivered by or on behalf of Buyer in connection with the transactions contemplated by this MOU and the Amended Agreement;

               (ii) all liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Buyer in the Amended Agreement and this MOU, in any Related Document, or in any other agreement or document delivered by or on behalf of Buyer in connection with the transactions contemplated by this MOU and the Amended Agreement; and

               (iii) any and all reasonable costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing. In the event that Seller makes a Claim which is determined by a court of competent jurisdiction to be without reasonable basis in law or fact, Seller shall bear all reasonable costs and expenses (including court costs and reasonable legal and accounting fees), incurred by Buyer in investigating and defending against such Claim.

     10.4  Third Party Claims.  If any action, suit, investigation or proceeding
           ------------------
(including without limitation negotiations with federal, state, local or foreign tax authorities) shall be threatened or commenced by a third party in respect of which a party (an "Indemnified Party") may make a Claim hereunder, the Indemnified Party shall notify the party obligated to indemnify such party hereunder (the "Indemnifying Party") to that effect with reasonable promptness (so as to not prejudice such party's rights) after the commencement or threatened commencement of such action, suit, investigation or proceeding, and the Indemnifying Party shall have the opportunity to defend against such action, suit, investigation or proceeding (or, if the action, suit, investigation or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained herein, those claims that are covered hereby) subject to the limitations set forth below. If the Indemnifying Party elects to defend against any action, suit, investigation or proceeding (or, as described in the preceding parenthetical, one or more claims relating thereto), the Indemnifying Party shall notify the Indemnified Party to that effect with reasonable promptness. In such case, the Indemnified Party shall have the right to employ its own counsel and participate in the defense of such matter, but the fees and expenses of counsel shall be at the expense of the Indemnified Party unless the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party. Any party granted the right to direct the defense of a threatened or actual suit, investigation or proceeding hereunder shall: (i) keep the other fully informed of material developments in the action, suit, investigation or proceeding at all stages thereof; (ii) promptly submit to the other copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with the action, suit, investigation or proceeding; (iii) permit the other and its counsel, to the extent practicable, to confer on the conduct of the defense of the action, suit, investigation or proceeding; and (iv) to the extent practicable, permit the other and its counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties shall make available to each other and each other's counsel and accountants all of its or their books and records relating to the action, suit, investigation or proceeding, and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of the action, suit, investigation or proceeding. The parties shall use their respective good faith efforts to avoid the waiver of any privilege of either party. The assumption of the defense of any matter by an Indemnifying Party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict such party's rights to later seek to be reimbursed its costs and expenses if indemnification under the Amended Agreement or this MOU with respect to such matter was not required. An Indemnifying Party may elect to assume the defense of a matter at any time during the pendency of such matter, even if initially such party did not elect to assume such defense, so long as such assumption at such later time would not prejudice the rights of the Indemnified Party. No settlement of a matter by the Indemnified Party shall be binding on an Indemnifying Party for purposes of such party's indemnification obligations hereunder.

                                   ARTICLE 11

                                  TERMINATION

     11.1  Termination by Mutual Consent.  At any time on or prior to the
           -----------------------------
Closing Date, the Amended Agreement and this MOU may be terminated by the mutual written consent of Seller and Buyer without liability, including deposits not paid, on the part of Seller or Buyer.

     11.2  Termination Upon Breach or Default.  If Seller or Buyer shall
           ----------------------------------
materially default in the observance or in the due and timely performance of any of the covenants contained in the Amended Agreement, or if there shall have been a material breach by either of the parties of any of the representations or warranties set forth in this MOU, the other party may, upon written notice and a reasonably opportunity to cure, terminate the Amended Agreement, without prejudice to its rights and remedies available at law, including the right to recover expenses, costs and other damages.

     11.3  Termination Based Upon Failure of Conditions.  If any of the
           --------------------------------------------
conditions of the Amended Agreement to be complied with or performed by a party on or before the Closing Date, shall not have been complied with or performed in all material respects by such date and such noncompliance or nonperformance shall not have been waived in writing by the other party, the party to whom the benefit of such condition runs may, upon written notice, terminate the Amended Agreement, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages, and, upon a breach of this Section 11.3 by Seller, Buyer shall be entitled to retain all unpaid deposits.

     11.4  Break-Up Fees.  Notwithstanding anything to the contrary contained
           -------------
within this MOU or the Amended Agreement, in the event Seller is unable to, or elects not to complete the transactions contemplated by this MOU for any reason, except: (i) a breach by Buyer of any of its representations, warranties and covenants contained herein or (ii) a material adverse development in the business or operations of Buyer between the date of the Amended Agreement and the Closing Date, then, and in that event, Seller shall pay Buyer a break-up fee equal to One Million Dollars ($1,000,000) ("Break-Up Fee") in order to reimburse Buyer for its time and expenses incurred in connection with the transactions contemplated in this MOU and the Amended Agreement, as well as for any lost opportunity costs and direct and indirect consequential damages. Payment of the Break-Up Fee shall be made by wire transfer of immediately available funds to an account designated by Buyer not later than five (5) days after receipt by Seller of a written demand for the Break-Up Fee by Buyer, but in no case later than Seller's receipt of proceeds from the sale or other disposition of the Assets, directly or indirectly. Seller acknowledges that any payment of the Break-Up Fee will be treated as one for liquidated damages and not a penalty, such being agreed between Buyer and Seller to be a necessary condition to this MOU and the Amended Agreement to compensate Buyer for expenses and expenditures incurred and made in connection herewith and otherwise for Seller's non-compliance with this MOU and the Amended Agreement.

     11.5  Final Expiration. The Amended Agreement shall automatically expire if
           ----------------
the Closing does not occur on or before July 1, 1998, or, upon such later date as VDC in its sole discretion may determine; provided, however, that such later date shall not be later than December 31, 1998.

                                   ARTICLE 12

                                    GENERAL

     12.1  Entire Agreement.  Subject to Section 12.10, this MOU, and the
           ------ ---------
exhibits and schedules hereto (including the Disclosure Schedule), and the agreements specifically referred to herein, including the Escrow Agreement, as amended by Section 3.4(b) hereof, and the documents evidencing the Indebtedness, set forth the entire agreement and understanding of Seller and Buyer in respect of the transactions contemplated hereby and, except with respect to the provisions of Section 13 of the Letter of Intent and the no shop provisions set forth in Section 8 of the Letter of Intent, supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by Seller or Buyer that is not embodied in this MOU or in the documents specifically referred to herein and neither Seller nor Buyer shall not be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

     12.2  Binding Effect; Benefits; Assignment.  By virtue of the entry of the
           ------------------------------------
Order by the Court approving the Amended Agreement, all of the terms of the Amended Agreement are binding upon, inure to the benefit of and are enforceable by and against Seller and its successors and authorized assigns, and Buyer and its successors and authorized assigns. Nothing in this MOU or the Amended Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this MOU or the Amended Agreement except as expressly indicated herein. Neither Seller nor Buyer shall assign any of their respective rights or obligations under this MOU or the Amended Agreement to any other person, firm or corporation without the prior written consent of the other party, except that Buyer may assign its rights and obligations under this MOU or the Amended Agreement to a direct or indirect wholly-owned subsidiary of Buyer, although Buyer shall remain fully responsible for all of its obligations under this MOU or the Amended Agreement.

     12.3  Construction.  The headings of the sections and paragraphs of this
           ------------
MOU have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof. The language used in this MOU shall be deemed to be the language chosen by the parties to this MOU and the Amended Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

     12.4  Amendment and Waiver.  This MOU may be amended, modified, superseded
           --------------------
or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by Seller and Buyer or, in the case of a waiver, by or on behalf of the party waiving compliance.

     12.5  Governing Law.  This MOU shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware as applicable to contracts made and to be performed in Delaware, without regard to conflict of laws principles.

     12.6  [Intentionally omitted].

     12.7  Notices.  All notices, requests, demands and other communications to
           -------
be given pursuant to the terms of this MOU shall be in writing and shall be deemed to have been duly given if hand delivered, sent by overnight mail by a nationally recognized overnight delivery service or mailed first class, postage prepaid:

           (a)  If to Seller:

                Michael Richard, President
                PortaCom Wireless, Inc.
                10061 Talbert Avenue, Suite 200
                Fountain Valley, CA  92708
                Telephone:  (714) 593-3234
                Telecopier:  (714) 593-3264

                with a copy to:

                Francis A. Monaco, Jr., Esquire
                Walsh and Monzack, P.A.
                1201 Orange Street, Suite 400
                Wilmington, DE 19899
                Telephone:  (302) 656-8162
                Telecopier:  (302) 656-2769

                and

                Jeffrey Kurtzman, Esquire
                Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                1401 Walnut Street
                Philadelphia, PA 19102
                Telephone:  (215) 568-4493
                Telecopier:  (215) 568-6603

            b)  If to Buyer:

                Frederick A. Moran, Chief Executive Officer
                VDC Corporation Ltd.
                27 Doubling Road
                Greenwich, CT  06830
                Telephone: (203) 661-9600
                Telecopier: (203) 869-1430

                with a copy to:

                Stephen M. Cohen, Esq.
                Stuart M. Brown, Esq.

                Buchanan Ingersoll Professional Corporation
                Eleven Penn Center, 14th Floor
                1835 Market Street
                Philadelphia, Pennsylvania 19103
                Telephone: (215) 665-3873
                Telecopier: (215) 665-8760

            c)  if to the Committee:

                Francis J. Lawall, Esquire
                Pepper Hamilton LLP
                3000 Two Logan Square
                18th & Arch Streets
                Philadelphia, PA 19103-2799
                Telephone: (215) 981-4481
                Telecopier: (215) 981-4750

Either party may change its address by prior written notice to the other party.

     12.8  Counterparts.  This MOU may be executed in counterparts, each of
           ------------
which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

     12.9  Expenses.  Each party shall pay their own respective expenses, costs
           --------
and fees incurred in connection with the negotiation, preparation, execution and delivery of this MOU and the Amended Agreement and each of the Related Documents and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective legal counsel, accountants and financial advisors.

     12.10 Survival of Prior Agreement.  Seller and Buyer intend for this MOU
           ---------------------------
to set forth their mutual interpretation of the Amended Agreement and the Escrow Agreement; provided, however, if a separate order of the Court is not entered approving this MOU and to the extent that any of the parties hereto seek to enforce any of the provisions of this MOU which are inconsistent with the Amended Agreement or the Escrow Agreement, then the Amended Agreement and the Escrow Agreement, shall survive and remain in full force and effect for that purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this MOU to be duly executed as of the day and year first above written.

                              VDC CORPORATION LTD.

                              By:  /s/ Frederick A. Moran
                                   ----------------------
                                   Frederick A. Moran, Chief Executive Officer

                              PORTACOM WIRELESS, INC.

                              By:  /s/ Michael A. Richard
                                   ----------------------
                                   Michael A. Richard, President

                              OFFICIAL COMMITTEE OF UNSECURED
                              CREDITORS OF PORTACOM WIRELESS, INC.
                              (the "Committee")

                              By:    /s/ Francis J. Lawall
                                     ---------------------
                              Name:  Francis J. Lawall, Esquire
                              Title: Pepper Hamilton LLP


This document is being executed on behalf of the Committee for the limited purpose of approving paragraphs 3.4(b) and 3.4(d) hereof. The Committee's execution hereof does not constitute a consent to or ratification of any other provision of this document.

Intending to be legally bound hereby, the Escrow Agent hereby agrees that
Section 8(a) of the Escrow Agreement is and shall be amended and modified consistent with the terms of Section 3.4(b) of the foregoing MOU, and that the Escrow Agreement, as amended and modified, shall remain in full force and effect.

                              ESCROW AGENT -
                              KLEHR, HARRISON, HARVEY, BRANZBURG
                              & ELLERS LLP


                              By:  /s/ Jeffrey Kurtzman
                                   --------------------
                              Name:  Jeffrey Kurtzman
                              Title: A Member of the Firm

                                   EXHIBIT A

   Indebtedness of Seller to be satisfied from proceeds of the Purchase Price

--------------------------------------------------------------------------------
                                                       Source of Proceeds
                                                       ------------------
--------------------------------------------------------------------------------
                                            Cash Funds          VDC Shares
Creditor/Claimant          Amount            (amount)            (Number)
-----------------          ------            --------            --------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   EXHIBIT B

                               Procedures Motion

                                   EXHIBIT C

                                  Sale Motion

                                       35